                                                                    EXHIBIT 10.3

                                      FIRST
                                    ADDENDUM

                                       TO

                                   NATURAL GAS
                                 SALES AGREEMENT

                                 BY AND BETWEEN

                              BIG APPLE ENERGY LLC
                                    AS SELLER

                                       AND

                            U.S. GAS & ELECTRIC, INC.
                                    AS BUYER

                              DATED: AUGUST 4, 2004

                           ADDENDUM TO SALES AGREEMENT

     This Addendum ("Addendum") dated August 4, 2004, is entered into by and between Big Apple Energy, LLC, a Nevada limited liability company with a place of business at 36 Cedar Street, Syosset, N.Y. 11791 ("Seller") and U.S. Gas & Electric, Inc., a Delaware corporation with a place of business at 290 N.W. 165th Street, Penthouse 5, North Miami Beach, Florida, 33169 ("Buyer").

     RECITALS:

     WHEREAS, Seller and Buyer previously entered into an agreement entitled "Natural Gas Sales Agreement", dated February 25, 2003 ("Agreement");

     WHEREAS, the Buyer is currently in arrears in payments due Seller under the Agreement, and Seller and Buyer desire to give Seller security for the payment of the Arrears (defined below) as well as the other obligations that fall due to Seller from Buyer under the Agreement.

     WHEREAS, the parties wish to amend the Agreement; and

     WHEREAS, this Addendum and the Agreement are acceptable to all of the parties hereto;

     NOW THERFORE, in consideration of the above premises and mutual covenants, agreements, representations and warranties herein contained, and other good and valuable consideration exchanged by the parties hereto, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

The Recitals above are true, accurate and incorporated herein by this reference.

The Agreement is incorporated herein by this reference, except whenever and wherever any term, condition or obligation of the Agreement conflicts with this Addendum, the Addendum shall prevail.

SECTION 1. DEFINITIONS

     For purposes of this Addendum, the following terms shall have the respective meanings given to them below:

     1.1 "Accounts" shall mean all present and future rights of Buyer from accounts (as defined in the UCC) for payment of a monetary obligation for property that has been sold, assigned, or otherwise transferred for consideration and/or for services rendered for consideration to such accounts, together with any and all other receivables from all accounts arising from Buyer's sale, lease, rental or rendition of services to their customers, and including (a) all instruments, documents, chattel paper (including electric chattel paper) (all as defined in the UCC); (b) reserves and credit balances relating to the foregoing; (c) guaranties and supporting obligations for any and all of the foregoing; (d) insurance policies or rights relating to any of the foregoing; (e) general intangibles pertaining to any of the foregoing, including books and records and software; (f) notes, deposits or property of account debtors securing the obligations of account debtors to Buyer; (g) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing; (h) and any contract or other agreement relating to any and all of the forgoing.

     1.2 "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes:

          (a) Any Person which beneficially owns or holds fifty (50%) percent or more of any class of Voting Stock of a Person or other equity interests in a Person;

          (b) Any Person of which another Person beneficially owns or holds fifty (50%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds fifty (50%) percent or more of the equity interests; and

          (c) Any director or executive officer of any Person.

     For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

     1.3 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Florida.

     1.4 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equity equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock) until such time as the right to exchange or convert same into equity is, or is deemed to be, validly exercised.

     1.5 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and judicial interpretations thereunder or related thereto.

     1.6 "Collateral" shall have the meaning set forth in Section 5 hereof.

     1.7 "Default" shall mean an act, condition or event which with notice or passage of time, or both, would constitute an Event of Default.

     1.8 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 8.1 hereof.

     1.9 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and judicial interpretations thereunder or related thereto.

     1.10 "Security Agreements" shall mean, collectively, this Addendum and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Buyer in connection with this Addendum.

     1.11 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination, consistently applied.

     1.12 "Governmental Authority" shall mean any nation or government; any state, province, or other political subdivision thereof; any central bank (or similar monetary or regulatory authority) thereof; any entity exercising competent executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; and any corporation or other Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     1.13 INTENTIONALLY DELETED.

     1.14 "Material Contract" shall mean:

          (a) Any contract or other agreement involving monetary liability from any Person to Buyer for property that has been sold, assigned, or otherwise transferred for consideration for amounts in excess of $250,000.00 in any fiscal year; and

          (b) Any other contract or other agreement (other than the Security Agreements), to which Buyer is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a material adverse effect on the business, assets, or financial condition of Buyer or any of the rights and remedies of Seller hereunder.

     1.15 "Obligations" shall mean all payment obligations, liabilities and indebtedness of every kind, nature and description owing by Buyer to Seller, including those arising under the Agreement (including the Arrears as defined herein), this Addendum, as well as interest, charges, fees, costs and expenses, whether now existing or hereafter arising.

     1.16 "Obligor" shall mean any Person who is the owner of, or debtor with respect to, any property which is security for the Obligations, other than Buyer.

     1.17 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any Governmental Authority.

     1.18 "Receivables" shall mean all of the following now owned or hereafter acquired property of Buyer:

          (a) All Accounts that have been billed by invoice to an account debtor; and

          (b) All interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account.

     1.19 "Records" shall mean all of Buyer's present (to the extent they exist) and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Buyer with respect to the foregoing maintained with or by any other person).

     1.20 "Solvent" shall mean having the ability to pay debts as they mature.

     1.21 "UCC" shall mean the Uniform Commercial Code as in effect in the State of Florida, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Seller may otherwise determine).

     1.22 INTENTIONALLY DELETED.

SECTION 2. BILLING, PAYMENT AND PRICING

     2.1 Billing and Payment

     Section 3 of the Agreement shall be deleted in its entirety, and it shall be replaced by the following:

3. Billing and Payment. On or about the tenth day of each month, Seller will render a statement to Buyer showing the quantity of natural gas nominated for the current month, the price payable therefor, and any other applicable charges. Buyer will pay Seller the amount due so that Seller receives payment on the twentieth day of the month, or the next Business Day in the event that the twentieth falls on a day other than a Business Day, following the month in which the statement is rendered. If an Event of Default (defined below) shall have occurred and be continuing, Seller may suspend its performance hereunder for any month subsequent to the month in which the default occurred (it being the intention to complete the provisions for natural gas for the current Sales Confirmation), but the suspension will not excuse Buyer's obligation to purchase natural gas from Seller in the volumes and during the term stated in the applicable Sales Confirmation. Interest will accrue on late payments from the due date until payment is made at a rate equal to the JP Morgan Chase Bank prime rate plus six percent (6%) per annum. Notwithstanding the forgoing, the maximum total rate shall not exceed12 percent (12%). Each party is entitled to verifiable billing adjustments requested within two years of the date of the applicable statement.

Arrears - Notwithstanding the foregoing, the Buyer acknowledges that it currently owes Seller $302,506.41 for goods supplied through July 31, 2004 ("Arrears"); and the Buyer shall pay the Arrears (in addition to any other amounts as may fall due hereunder or in the Agreement) on or before September 15, 2004. If the Arrears are not paid on or before September 15, 2004, Buyer shall be deemed in default without any further notice, irrespective of any other provision of this Addendum or the Agreement.

     2.2 Pricing

     Section 6 of the Agreement shall be deleted in its entirety and it shall be replaced by the following:

6. Price. For natural gas delivered at the Delivery Point(s), Buyer will pay Seller the price set forth in the applicable Sales Confirmation which will be Seller's cost of supply plus $0.15 per Decatherm. Price will be based on accepted price indexes including but not limited to, NYMEX, Gas Daily and Inside FERC. Buyer will also pay Seller for all taxes Seller incurs (including sales, use, distribution, or other taxes, but excluding income taxes) and any attorney's fees incurred in collecting any amounts that Buyer owes under this Agreement. Seller shall maintain a re-sale license exempting Seller from sales tax on natural gas purchases.

SECTION 3. GRANT AND PERFECTION OF SECURITY INTEREST

     3.1 Grant of Security Interest.

     To secure indefeasible payment in full of all Obligations (inclusive of the Arrears) , Buyer hereby grants to Seller a continuing security interest in, a lien upon, and a right of set off against, all Accounts and Buyer's tangible personal property (collectively, the "Collateral") including:

          (a) All supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of the Collateral, including rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, and deposits by and property of account debtors or other persons securing the obligations of account debtors;

          (b) Buyer's furniture, fixtures and equipment; and

          (c) All Receivables;

          (d) All Records; and

          (e) All products and proceeds of the foregoing, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the Collateral.

     3.2 Perfection of Security Interests.

          (a) Buyer authorizes Seller to file at any time, and from time to time, such financing statements with respect to the Collateral naming Seller as the secured party and Buyer as debtor, as Seller may reasonably require, and including any other information with respect to Buyer or otherwise required or permitted by the Uniform Commercial Code of such jurisdiction as Seller may determine, together with any amendment and continuations with respect thereto.

          (b) Buyer shall take any other actions reasonably requested by Seller from time to time to cause the attachment, perfection and first priority of, and the ability of Seller to enforce, the security interest of Seller in any and all of the Collateral, including, without limitation:

               (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Buyer's signature thereon is required therefor;

               (ii) Complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Seller to enforce, the security interest of Seller in such Collateral; and

               (iii) Obtaining the consents and approvals of any Governmental Authority (other than the U.S. Securities and Exchange Commission) or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 4. COLLATERAL REPORTING AND ACCOUNTS COVENANTS

     4.1 Collateral Reporting.

          Buyer shall provide Seller with the following documents in a form reasonably satisfactory to Seller within six (6) business days of Seller's written request:

          (a) A schedule of sales made, credits issued and cash received for such month;

          (b) Agings of Receivables (together with a reconciliation of the previous month's aging and general ledger) and amounts of customer deposits received and held by Buyer as of the last day of such month;

          (c) Copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements; and

          (d) Such other reports as to the Collateral as Seller shall reasonably request from time to time.

     4.2 Accounts Covenants.

          (a) Buyer shall notify Seller promptly of:

               (i) any material delay in Buyer's performance of any of its obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, and

               (ii) All material adverse information relating to the financial condition of any account debtor. So long as no Event of Default exists or has occurred and is continuing, Buyer may settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor or grant any credits, discounts or allowances.

          At any time that an Event of Default shall have occurred and be continuing, Seller shall, at its option, have the right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances. In addition, Seller shall have the rights and remedies provided for in Section 8 hereof as well as those provided at law or in equity.

          (b) With respect to each Account and/or Receivable, Buyer represents:

               (i) The amounts shown on any invoice delivered to Seller or schedule thereof delivered to Seller shall be true and complete in all material respects;

               (ii) None of the transactions giving rise thereto will violate any applicable, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms;

               (iii) The transactions giving rise thereto will arise from the actual and bona fide sale and delivery of goods by Buyer in the ordinary course of its business;

               (iv) Receivables are not unpaid more than one hundred and twenty
(120) days after the original due date, unless disclosed in writing by Buyer to Seller;

               (v) Amounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

               (vi) Amounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon Buyer's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices;

               (vii) The account debtor with respect to such Accounts has not asserted a valid counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts, unless disclosed in writing by Buyer to Seller;

               (viii) There are no facts, events or occurrences which would materially impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder, unless disclosed in writing by Buyer to Seller;

               (ix) Amounts are subject to a security interest of Seller and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Addendum;

               (x) Neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of Buyer;

               (xi) Transactions are not evidenced by or arising under any instrument or chattel paper; and

               (xii)Amounts are owed by account debtors deemed creditworthy by Buyer in good faith.

          (c) Any Accounts for which any of the forgoing covenants are not fulfilled shall nevertheless be part of the Collateral.

          (d) Seller shall have the right at any time or times, in Seller's name or in the name of a nominee of Seller, to verify the validity, amount or any other matter relating to any Account, by mail, telephone, facsimile transmission or otherwise.

     4.3 Power of Attorney.

     At any time an Event of Default shall have occurred and be continuing, Buyer hereby designates and appoints Seller as Buyer's true and lawful attorney-in-fact, and authorizes Seller, in Buyer's or Seller's name, to act as such but solely for the following purposes and subject to the following conditions and limitations:

          (a) Demand and collect payment on Receivables;

          (b) Enforce payment of Receivables by legal proceedings or otherwise;

          (c) Exercise all of Buyer's rights and remedies to collect any Receivable;

          (d) Sell or assign any Receivable or Account upon such terms, for such amount and at such time or times as the Seller reasonably deems advisable, including such a sale or assignment to Seller or any Affiliates of Seller;

          (e) Settle, adjust, compromise, extend or renew an Account;

          (f) Discharge and release any Receivable;

          (g) Prepare, file and sign Buyer's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables, Accounts or other Collateral;

          (h) Upon any sale or assignment of Accounts under this Paragraph, notify the account debtors and local utility of such assignment or sale, and the address for delivery of remittances from account debtors or other obligors in respect of Receivables; and have any such remittances paid and delivered to Seller or Seller's designee;

          (i) Notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Seller, and open, handle and store all mail relating to the Collateral; and

          (j) Do all acts and things which are necessary, in Seller's sound business judgement, to fulfill Buyer's obligations under this Addendum and the other Security Agreements to discharge the Obligations.

     4.4 Seller's Right to Cure. Seller may, at its option but with no obligation, (a) upon written notice to Buyer, cure any default by Buyer under any material agreement with a third party that materially and adversely affects the Collateral, its value or the ability of Seller to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Seller therein or the ability of Buyer to perform its obligations hereunder or under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against Buyer, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Seller's reasonable judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Seller with respect thereto, including Seller's lien thereon. Seller may add any amounts so expended to the Obligations and charge Buyer's account therefor, such amounts to be repayable by Buyer on demand. Seller shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Buyer. Any payment made or other action taken by Seller under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     4.5 Access to Premises. From time to time as reasonably requested, Seller or its designee shall have access to Buyer's premises during normal business hours: (a) after written notice to Buyer, and (b) without notice to Buyer if an Event of Default exists and is continuing; for the purposes of inspecting, verifying and auditing the Collateral. To facilitate such purposes, Buyer shall promptly furnish to Seller such copies of such books and records, or extracts therefrom, as Seller may reasonably request. Seller or its designee may use, during normal business hours, such of Buyer's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and, if an Event of Default exists and is continuing, for the collection of Receivables and realization of other Collateral.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller the following (which shall survive the execution and delivery of this Addendum):

     5.1 Corporate Existence; Power and Authority.

          (a) Buyer is a corporation duly organized and in good standing under the laws of Delaware, its state of incorporation, and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Buyer's financial condition, or the rights of Seller in or to any of the Collateral.

          (b) The execution, delivery and performance of this Addendum, the other Security Agreements and the transactions contemplated hereunder and thereunder:

               (i) Are all within Buyer's corporate powers;

               (ii) Have been duly authorized;

               (iii) Are not in contravention of law or the terms of Buyer's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Buyer is a party or by which Buyer or its property are bound; and

               (iv) Will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Buyer, except as provided in this Addendum.

          (c) This Addendum and the other Security Agreements constitute legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms.

     5.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

          (a) The exact legal name of Buyer is U.S. Gas & Electric, Inc. Buyer has not, during the past five years, been known by or used any other corporate or fictitious name; except Buyer was named "Harbortown Corp." prior to May 15, 2002, and previously used the fictitious name "Utiligroup."

          (b) Buyer is a Delaware Corporation.

          (c) The Buyer's federal employer identification number is 58-2502341

          (d) The chief executive office and mailing address of Buyer and Buyer's Records concerning Accounts are located only at 290 NW 165th Street, PH 5, North Miami Beach, Florida, 33169.

          (e) The location of Buyer's Records are at the address set forth in
(d) above.

     5.3 Liens. To the best of Buyer's knowledge, the security interests and liens granted to Seller under this Addendum and the other Security Agreements constitute liens and security interests in and upon the Collateral subject only to the liens permitted hereunder.

     5.4 Compliance with Other Agreements. Buyer is not in default in any material respect under, or in violation in any material respect of any of the terms of, any material agreement, contract, instrument, lease or other material commitment to which it is a party, or by which it is bound.

     5.5 Accuracy of Information. All information furnished by or on behalf of Buyer in writing to Seller in connection with this Addendum or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information herein is true and correct in all material respects on the date as of which such information is dated or certified.

     5.6 Survival of Warranties. All representations and warranties contained in this Addendum or any of the other Security Agreements shall survive the execution and delivery of this Addendum.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF SELLER

     SELLER hereby represents and warrants to Buyer the following (which shall survive the execution and delivery of this Addendum):

     6.1 Name; State of Organization; Chief Executive Office; Other.

          (a) The exact legal name of Seller is Big Apple Energy, LLC

          (b) Seller is a limited liability company duly organized and in good standing under the laws of Nevada, its state of incorporation, and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary.

          (c) The Seller's federal employer identification number is 11-3484655

          (d) The chief executive office and mailing address of Seller is 36 Cedar Street, Syosset, N.Y. 11791

          (e) The execution, delivery and performance of this Addendum, the other Security Agreements and the transactions contemplated hereunder and thereunder:

               (i) Are all within Seller's powers; and

               (ii) Have been duly authorized.

          (f) This Addendum and the other Security Agreements constitute legal, valid and binding obligations of Seller enforceable in accordance with their respective terms.

     6.3 Compliance with Other Agreements. Seller is not in default in any material respect under, or in violation in any material respect of any of the terms of, any material agreement, contract, instrument, lease or other material commitment to which it is a party, or by which it is bound.

     6.4 Accuracy of Information. All information furnished by or on behalf of Seller in writing to Buyer in connection with this Addendum or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information herein is true and correct in all material respects on the date as of which such information is dated or certified.

     6.5 Survival of Warranties. All representations and warranties contained in this Addendum or any of the other Financing Agreements shall survive the execution and delivery of this Addendum.

SECTION 7. AFFIRMATIVE AND NEGATIVE COVENANTS

     7.1 Maintenance of Existence.

          (a) Buyer shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted.

          (b) Buyer shall not change its name unless each of the following conditions is satisfied:

               (i) Seller shall have received not less than thirty (30) days prior written notice from Buyer of such proposed change in its corporate name, which notice shall accurately set forth the new name; and

               (ii) Seller shall have received a copy of the amendment to the Certificate of Incorporation of Buyer providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of Buyer as soon as it is available.

          (c) Buyer shall not change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) or its location of its Records unless Seller shall have received not less than thirty (30) days' prior written notice from Buyer of such proposed change, which notice shall set forth such information with respect thereto as Seller may reasonably require.

     7.2 New Collateral Locations.

          Buyer may only open any new location within the continental United States provided Buyer:

          (a) Gives Seller thirty (30) days prior written notice from Buyer of the intended opening of any such new location; and

          (b) Executes and delivers, or causes to be executed and delivered, to Seller such agreements, documents, and instruments as Seller may reasonably deem necessary to protect its interests in the Collateral at such location.

     7.3 Compliance with Laws, Regulations, Etc. Buyer shall, at all times, comply in all material respects with, or dispute in good faith, all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local Governmental Authority, except for those which the failure to so comply with would not have a material adverse effect on Buyer's financial condition, or the rights of Seller in or to any of the Collateral.

     7.4 Payment of Taxes and Claims. Buyer shall duly pay and discharge, when due, all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Buyer, and with respect to which adequate reserves or accruals have been entered on its books. Buyer shall be liable for any tax or penalties imposed on Seller as a result of the financing arrangements provided for herein and Buyer agrees to indemnify and hold Seller harmless with respect to the foregoing, and to repay to Seller on demand the amount thereof, and until paid by Buyer such amount shall be added and deemed part of the Obligations provided, that, nothing contained herein shall be construed to require Buyer to pay any income or franchise taxes attributable to the income of Seller from any amounts charged or paid hereunder to Seller. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Addendum, but only for one (1) year from the later of: the date of payment in full of all Obligations, or the date of termination of the Agreement and/or this Addendum.

     7.5 Financial Information.

          (a) Buyer shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Buyer in accordance with GAAP.

          (b) Buyer shall promptly notify Seller in writing of the details of:

               (i) Any material loss, damage, action, suit, or claim relating to the Collateral or any other property which is security for the Obligations and which would result in a material adverse change in Buyer's business, properties, assets, goodwill or financial condition;

               (ii) Any Material Contract of Buyer, other than any employment contract between Buyer and an employee of Buyer, being terminated or materially amended; and

               (iii) Any final and non-appealable order, judgment or decree, entered by a court of competent jurisdiction, in excess of One Million Dollars ($1,000,000.00) having been entered against Buyer or any of its properties or assets.

               (iv) The occurrence of any Event of Default; and

               (v) Any event which will have a material adverse effect on Buyer's ability to meet its Obligations as they fall due or effect Buyer's ability to conduct business as presently conducted.

          (c) Buyer shall promptly after the sending, or filing thereof, furnish to Seller copies of all reports which Buyer sends to its stockholders generally and copies of all reports and registration statements which Buyer files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

     7.6 Sale of Assets, Dissolution, Etc.

     Buyer shall not:

          (a) Sell, assign, lease, license, transfer, abandon or otherwise dispose of any of its assets to any other Person, except for in the ordinary course of business;

          (b) Wind up, liquidate or dissolve; or

          (c) Agree to do any of the foregoing;

without the advance written consent of the Seller, such consent not to be unreasonably withheld.

     7.7 Encumbrances.

     Buyer shall not create, incur, assume, suffer or permit to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to the Collateral, except:

          (a) The security interests and liens of Seller;

          (b) Liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Buyer and with respect to which adequate reserves have been set aside on its books;

          (c) Non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Buyer's business to the extent:

               (i) Such liens secure indebtedness which is not overdue; or

               (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Buyer, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

          (d) Other security interests and liens that are subordinate to those of the Seller and consented to by Seller, consent of which will not be unreasonably withheld; and

          (e) A first priority security interest in favor of Thomas Chamberlain for a principal amount of not in excess of one hundred thousand ($100,000 ) in the aggregate.

     7.8 Dividends. Buyer shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of Buyer now or hereafter outstanding.

     7.9 Transactions with Affiliates.

     Buyer shall not, directly or indirectly:

          (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Buyer's business and upon fair and reasonable terms no less favorable to the Buyer than Buyer would obtain in a comparable arm's length transaction with an unaffiliated person; or

          (b) make any payments of management, consulting or other fees for management or similar services, except reasonable compensation to officers, employees and directors for services rendered to Buyer in the ordinary course of business. Remuneration under the employment agreements among the Buyer and its Chief Executive Officer and Chief Financial Officer, as amended May 14, 2004, and the same may be amended, shall be conclusively presumed to be reasonable for purposes of this paragraph.

     7.10 INTENTIONALLY OMITTED.

     7.11 Costs and Expenses. Each party hereto shall pay its own costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, and administration of this Addendum and the transactions contemplated hereunder, except that Buyer shall pay for all costs and expenses of filing or recording (including Seller's Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable) in Delaware, New York, Florida, Pennsylvania and other states in which the Buyer conducts business. In addition, Buyer shall pay all costs, expenses (including reasonable legal fees), filing fees and taxes paid or payable in connection with preserving and protecting the Collateral, obtaining payment of the Receivables, and at any time an Event of Default shall have occurred and be continuing, enforcing the security interests and liens of Seller, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Addendum and the Security Agreements.

     7.12 Further Assurances. At the reasonable request of Seller at any time, and from time to time, Buyer shall duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Addendum or any of the other Security Agreements.

SECTION 8. EVENTS OF DEFAULT AND REMEDIES

     8.1 Events of Default.

     The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default," and, collectively, as "Events of Default":

          (a) Buyer fails to pay when due any of the Obligations or fails to perform any of the terms, covenants, conditions or provisions contained in the Agreement; this Addendum or any of the other Security Agreements, and such failure continues for ten (10) days after notice thereof;

          (b) Any material representation, warranty or statement of fact made by Buyer to Seller in the Agreement, this Addendum, the other Security Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall, when made, be false or misleading in any material respect;

          (c) Buyer suspends or discontinues doing business for more than thirty
(30) calendar days, or dissolves;

          (d) Buyer becomes insolvent, makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

          (e) A case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Buyer and such petition or application is not dismissed within sixty (60) days after the date of its filing or Buyer shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

          (f) A case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Buyer; or

          (g) There shall be a material adverse change in the business, assets or prospects of Buyer after the date hereof; or

          (h) There shall be an event of default under any material provision of the other Security Agreements; or

          (i) Buyer fails to pay the Arrears on or before September 15, 2004.

     8.2 Intentionally Deleted

     8.3 Remedies.

          (a) Seller shall have all rights and remedies provided in this Addendum, the other Security Agreements, the UCC and other applicable law. All rights, remedies and powers granted to Seller hereunder, under any of the other Security Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Seller's discretion, alternatively, successively, or concurrently on any one or more occasions.

          (b) At any time an Event of Default exists and is continuing Seller may.

               (i) Accelerate the payment of all Obligations and demand immediate payment thereof to Seller;

               (ii) With or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral;

               (iii) Require Buyer, at Buyer's expense, to assemble and make available to Seller any part or all of the Collateral at any place and time designated by Seller;

               (iv) Collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral including the Receivables;

               (v) Remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose:

               (vi) Sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Seller or elsewhere) at such prices or terms as Seller may deem reasonable, for cash, upon credit or for future delivery, with the Seller having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Buyer, which right or equity of redemption is hereby expressly waived and released by Buyer;

               (vii) Enforce Buyer's rights against any account debtor or other obligor in respect of any of the Accounts or other Receivables;

               (viii) Notify any or all account debtors or other obligors in respect thereof that the Receivables and Accounts have been assigned to Seller and that Seller has a security interest therein and Seller may direct any or all account debtors and other obligors to make payment of Receivables directly to Seller;

               (ix) Extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or other obligors in respect thereof;

               (x) Demand, collect or enforce payment of any Receivables or such other obligations;

               (xi) Take whatever other action Seller may reasonably deem necessary or desirable for the protection of its interests;

               (xii) Proceed directly against Buyer or any Obligor to collect the Obligations without prior recourse to any Obligor or any of the Collateral; and/or

               (xiii) Terminate the Agreement and this Addendum.

          (c) Seller may apply the cash proceeds of Collateral actually received by Seller from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Seller may elect. Buyer shall remain liable to Seller for the payment of any deficiency with interest at the highest rate provided for herein and all reasonable costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

SECTION 9. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

     9.1 Governing Law; Choice of Forum; Jury Trial Waiver.

          (a) The validity, interpretation and enforcement of the Agreement, this Addendum and the other Security Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York and shall exclude any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

          (b) Buyer and Seller irrevocably consent and submit to the non-exclusive jurisdiction of the Courts of the Sate of New York, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Addendum or any of the other Security Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of the Agreement, this Addendum or any of the other Security Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Seller shall have the right to bring any action or proceeding against Buyer or its property in the courts of any other jurisdiction which Seller reasonably deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Buyer or its property).

          (c) BUYER AND SELLER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS ADDENDUM OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS ADDENDUM OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BUYER AND SELLER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BUYER OR SELLER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS ADDENDUM

WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     9.2 Amendments and Waivers. Neither this Addendum nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Seller, and as to amendments, as also signed by an authorized officer of Buyer. Seller shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Seller. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Seller of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Seller would otherwise have on any future occasion, whether similar in kind or otherwise.

     9.3 Indemnification. Buyer shall indemnify and hold Seller, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Addendum, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Buyer shall pay the maximum portion which it is permitted to pay under applicable law to Seller in satisfaction of indemnified matters under this Section.

SECTION 10. TERM OF AGREEMENT; MISCELLANEOUS

     10.1 Term.

          (a) This Addendum shall become effective as of the date first written above and shall continue in full force and effect for a term which is coterminus with the Term of the Agreement, and shall automatically renew for the periods prescribed in the Agreement. Either party may terminate the Agreement, this Addendum or the Security Agreements as provided in the Agreement, except that Seller may terminate the Agreement and this Addendum at any time on or after an Event of Default. Payments of the Obligations shall be remitted by wire transfer in Federal funds to such bank account of Seller, as Seller designates in writing to Buyer.

          (b) No termination of the Agreement, this Addendum or the other Security Agreements shall relieve or discharge Buyer of its respective duties, obligations and covenants under this Addendum or the other Security Agreements until all Obligations have been fully and finally discharged and paid, and Seller's continuing security interest in the Collateral and the rights and remedies of Seller hereunder, under the other Security Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, Buyer waives any rights which it may have under the UCC to demand the filing of termination statements with respect to the Collateral, and Seller shall not be required to send such termination statements to Buyer, or to file them with any filing office, unless and until the Agreement and this Addendum is terminated in accordance with its terms and all of the Obligations are paid and satisfied in full in immediately available funds.

     10.2 Interpretative Provisions.

          (a) All terms used herein which are defined in Article 1 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Addendum.

          (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

          (c) All references to Buyer and Seller pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

          (d) The words "hereof", "herein", "hereunder", "this Addendum" and words of similar import when used in this Addendum shall refer to this Addendum as a whole and not any particular provision of this Addendum and as this Addendum now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (e) The word "including" when used in this Addendum shall mean "including, without limitation."

          (f) Any accounting term used in this Addendum shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied.

          (f) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

          (g) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

          (h) The captions and headings of this Addendum are for convenience of reference only and shall not affect the interpretation of this Addendum.

     10.3 Paragraph 2 of the Agreement shall be deleted and replaced with the following:

          Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

     If to Buyer:    U.S. Gas & Electric, Inc.
                     290 NW 165th Street, PH 5
                     N. Miami Beach, Florida 33169
                     Telephone No.: 305-947-7880
                     Telecopy No.: 305-947-5797

     If to Seller:   Big Apple Energy, LLC
                     36 Cedar Street
                     Syosset, N.Y. 11791
                     Telephone No.: 516-496-9237
                     Telecopy No.: 516-706-2556

     10.4 Partial Invalidity. If any provision of this Addendum is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Addendum as a whole, but this Addendum shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     10.5 Successors. This Addendum, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Seller, Buyer and their respective successors and permitted assigns. Neither party may assign its rights and delegate its obligations under this Addendum and the other Financing Agreements without the advance written consent of the other party.

     10.6 Entire Agreement. This Addendum, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and except as provided herein, supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Addendum and any schedule or exhibit hereto, the terms of this Addendum shall govern.

     10.7 Counterparts, Etc. This Addendum or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Addendum or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Addendum or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

     10.8 Ratification. Except as hereinabove modified and amended, and to the extent modified and amended, the Agreement, as modified and amended by this Addendum is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, Seller and Buyer have caused these presents to be duly executed as of the day and year first above written.

SELLER                                  BUYER

Big Apple Energy LLC                    U.S. Gas & Electric, Inc.


By: /s/ Victor M. Ferreira              By: /s/ Don E. Secunda
    ---------------------------------       ------------------------------------
    Victor M. Ferreira                      Don E. Secunda
    Managing Member                         Chairman & CEO